UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2010 (May 5, 2010)
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 5, 2010, Express Scripts, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Of the 274,888,321 shares outstanding and entitled to vote, 244,661,350 shares were represented at the meeting, or an 89% quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Proposal 1. Election of Directors. All of management’s nominees for director were elected to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth in the table below.

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES
Gary G. Benanav	220,775,487	6,648,752	114,508	17,122,603
Frank J. Borelli	224,823,098	2,601,913	113,736	17,122,603
Maura C. Breen	226,664,094	767,625	107,028	17,122,603
Nicholas J. LaHowchic	226,542,990	880,611	115,146	17,122,603
Thomas P. Mac Mahon	226,650,495	775,090	113,162	17,122,603
Frank Mergenthaler	226,611,774	813,791	113,182	17,122,603
Woodrow A. Myers, Jr. M.D.	224,303,940	3,121,949	112,858	17,122,603
John O. Parker, Jr.	226,645,413	779,568	113,766	17,122,603
George Paz	218,668,674	8,715,481	154,592	17,122,603
Samuel K. Skinner	221,912,279	5,445,782	180,686	17,122,603
Seymour Sternberg	215,982,857	11,442,384	113,506	17,122,603
Barrett A. Toan	226,290,026	1,135,583	113,138	17,122,603
Proposal 2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2010 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
239,377,084	5,136,751	147,515
Proposal 3. A stockholder proposal requesting a report on political contributions was rejected by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
75,598,836	104,415,505	47,524,406	17,122,603
Proposal 4. A stockholder proposal requesting the board adopt an independent board chair policy was rejected by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,678,858	190,674,037	185,852	17,122,603

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts, Inc.
By	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: May 7, 2010

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